AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                              FIRST M&F CORPORATION
                                       AND
                            MERCHANTS & FARMERS BANK


                                       AND


                            COMMUNITY FEDERAL BANCORP
                                       AND
                             COMMUNITY FEDERAL BANK

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of the 8th day of July, 1999, is made between Community Federal Bancorp, Inc., Tupelo, Mississippi, a Delaware corporation ("Community Federal"), First M&F Corporation, Kosciusko, Mississippi, a Mississippi corporation ("First M&F"), Community Federal Bank, Tupelo, Mississippi, a federally chartered savings bank ("Community Federal Bank"), and Merchants & Farmers Bank, Kosciusko, Mississippi, a Mississippi state bank ("M&F Bank").

    In consideration of their mutual promises and obligations, the parties agree that Community Federal shall be merged with and into First M&F on the terms and subject to the conditions set forth in this Agreement:


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

    Certain Defined Terms. As used in this Agreement,  the following terms shall
    ---------------------
have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

    1.1 "Agreement"  shall mean this Agreement and Plan of Merger by and between
        -----------
Community Federal, First M&F, Community Federal Bank and M&F Bank and any amendments thereto. References to Articles, Sections, Schedules and the like refer to the Articles, Sections, Schedules and the like of this Agreement unless otherwise indicated.

    1.2  "Business  Day" shall mean a day on which M&F Bank is open for business
         ---------------
and which is not a Saturday, Sunday or legal bank holiday.

    1.3  "Community  Federal  Bank" means  Community  Federal  Bank, a federally
         --------------------------
chartered savings bank that was organized on August 25, 1994, organized and existing under and pursuant to the laws of the United States of America and maintaining its principal place of business and registered address at 333 Court Street, in Tupelo, Lee County, Mississippi 38802.

    1.4 "Community Federal" means Community Federal Bancorp, Inc., a corporation
        -------------------
duly chartered in November 1995, organized, and existing under and pursuant to the laws of the State of Delaware; maintaining its principal place of business at 333 Court Street in Tupelo, Lee County, Mississippi.

    1.5 "Closing" The closing (the "Closing") of the  transactions  contemplated
        ---------
herein will take place at a place and on a date that is mutually agreed to by the parties ("Closing Date") that is within thirty (30) days following the later of the date of receipt of all applicable regulatory approvals relating to the transactions contemplated herein, the expiration of all applicable statutory and regulatory waiting periods relative thereto, the date the Registration Statement (the "Registration Statement") filed with the SEC is declared effective, the dates on which the Community Federal shareholders and the First M&F shareholders approve the Agreement, or such earlier or later date as may be agreed to by the parties. At the Closing the parties shall each deliver to the other such evidence of the satisfaction of the conditions to the Merger (as defined in Section 2.1 hereof) as may reasonably be required (including material required to be delivered under this Agreement).

    1.6  "Effective  Date" The Merger shall become  effective as of the date and
         -----------------
time specified in Articles of Merger filed with the Secretary of State of the State of Mississippi pursuant to the provisions of Article 11 of the Mississippi Business Corporation Act (the "MBCA") and the Certificate of Merger filed with the Delaware Secretary of State pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL").

    1.7 "FDIC"  means that agency of the United  States of America  known as the
        ------
Federal  Deposit   Insurance   Corporation,   or  any  successor  United  States
governmental agency which insures deposits of commercial banks.

    1.8 "FRB"  means that agency of the United  States of America  which acts in
        -----
the capacity of a governmental central bank known as the Federal Reserve System represented by actions of its Board of Governors, having regulatory authority over bank holding companies, or any successor United States governmental agency performing the function of exercising such regulatory authority.

    1.9 "First M&F" means First M&F  Corporation,  a corporation duly chartered,
        -----------
organized and existing under and pursuant to the laws of the State of Mississippi; maintaining its principal place of business at 221 E. Washington, in Kosciusko, Attala County, Mississippi.

    1.10 "M&F Bank"  means  Merchants  & Farmers  Bank,  a  Mississippi  banking
         ----------
corporation, duly chartered, organized and existing under and pursuant to the laws of the State of Mississippi and maintaining its principal place of business at 221 E. Washington, in Kosciusko, Attala County, Mississippi.

    1.11 "MDBCF"  means the  Department  of Banking and Consumer  Finance of the
         -------
State of Mississippi having regulatory authority over M&F Bank or any successor Mississippi governmental agency exercising such regulatory authority.

    1.12  "OTS"  means  the  Office  of  Thrift  Supervision  having  regulatory
          -----
authority over Community Federal Bank.

    1.13 "Party" shall mean First M&F, M&F Bank,  Community Federal or Community
         -------
Federal Bank and "Parties" shall mean First M&F, M&F Bank, Community Federal and Community Federal Bank.

    1.14 "Person" shall mean any  individual,  corporation,  partnership,  joint
         --------
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    1.15 "SEC"  means that agency of the United  States of America  known as the
         -----
Securities and Exchange Commission.

    1.16  "Trading Day" means a day on which First M&F Common Stock is traded as
          -------------
reported on the NASDAQ National Market System.

                                    ARTICLE 2
                         THE MERGER AND RELATED MATTERS
                         ------------------------------

    2.1 Merger.  On the Effective Date,  Community  Federal shall be merged with
        ------
and into First M&F (the "Merger") pursuant to the provisions of this Agreement, the provisions of and with the effect provided in, Article 11 of the MBCA and
Section 252 of the DGCL and the Merger Agreement in substantially the form of Exhibit A hereto (the "Merger Agreement"). For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable IRS regulations. The Parties expect that the Merger will further certain of their business objectives, including, and without limitation, the expansion of operations as a financial institution.

    2.2 The Closing.
        -----------
     a. The Closing of the transactions contemplated herein will take place, assuming satisfaction or waiver of each of the conditions set forth in
    Article 8 hereof, on the date provided in Section 1.5.

     b. At the Closing (i) Community Federal and Community Federal Bank, on the one hand, and First M&F and M&F Bank, on the other hand, shall each provide to the other such proof of satisfaction of the conditions set forth in
    Article 8 as the Party whose obligations are conditioned upon such satisfaction may reasonably request, (ii) the certificates and letters required by Article 8 shall be delivered, (iii) the appropriate officers of the Parties shall complete the execution, acknowledgment and delivery of the Merger Agreement and (iv) the Parties shall take such further action as is required to consummate the transactions contemplated by this Agreement and the Merger Agreement.

    2.3  Effect  of  Merger.  Upon  consummation  of the  Merger,  the  separate
         ------------------
corporate existence of Community Federal shall cease and First M&F shall continue as the surviving corporation. The name of First M&F, as the surviving corporation, shall by virtue of the Merger remain unchanged. On the Effective Date, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits then owned by Community Federal, or which would inure to it, shall immediately by operation of law and without any conveyance or transfer or without any further action or deed, be vested in and become the property of First M&F, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by Community Federal prior to such Merger, and First M&F shall be a continuation of the original entities and all of the rights and obligations of Community Federal shall remain unimpaired, and First M&F, on the Effective Date of the Merger shall succeed to all such rights, obligations, duties and liabilities connected therewith.

    2.4 Bank  Merger.  First M&F and  Community  Federal  shall  take all action
        ------------
necessary and appropriate to cause Community Federal Bank to merge into M&F Bank simultaneously with or after the consummation of the Merger.

    2.5  Stock  Option  Agreement.  Simultaneously  with the  execution  of this
         ------------------------
Agreement and as a condition thereto, the parties have executed a Stock Option Agreement, providing First M&F an option to acquire up to 19.9% of the outstanding shares of Community Federal, if certain triggering events occur.


                                    ARTICLE 3
                               CONVERSION OF STOCK
                               -------------------

    3.1 Conversion of Community Federal Stock.
        -------------------------------------
     a. On the Effective Date, each share of the common stock, $5.00 par value, of First M&F ("First M&F Common Stock") issued and outstanding immediately prior to the Effective Date shall remain outstanding and shall represent one share of First M&F Common Stock.

     b. On the Effective Date, each share of common stock, $.01 par value, of Community Federal ("Community Federal Common Stock") issued and outstanding immediately prior to the Effective Date, other than shares of Community Federal Common Stock owned by shareholders who pursuant to Section 262 of the DGCL perfect appraisal rights, shall by virtue of the Merger be converted into (i) .2855 shares of First M&F Common Stock, subject to adjustment as set forth in Section 12.1g, and (ii) the right to receive $8.8457 in cash (the "Exchange Ratio"). On the Effective Date, all shares of Community Federal Common Stock held in treasury will be canceled and terminated and will not be converted into shares of First M&F Common Stock.

     The stock portion of the Exchange Ratio may be adjusted upward and the cash portion of the Exchange Ratio reduced proportionally in a mutually acceptable manner if necessary in the event neither Watkins Ludlam Winter & Stennis, P.A., nor Elias, Matz, Tiernan and Herrick L.L.P. can give an opinion that the Merger qualifies as a reorganization within the meaning of
    Section 368 of the Code.

     c. The Exchange Ratio shall be subject to appropriate proportionate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Date, the outstanding shares of First M&F Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in First M&F capitalization.

     d. As a result of the Merger and without any action on the part of the holder thereof, on the Effective Date, all shares of Community Federal Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Community Federal Common Stock shall thereafter cease to have any rights with respect to such shares of Community Federal Common Stock, except the right to receive, without interest, the First M&F Common Stock and cash in accordance with Section 3.1b and c, and cash for fractional shares of First M&F Common Stock in accordance with Section 3.2e upon the surrender of such Certificate.

    3.2 Exchange of Certificates Representing Community Federal Common Stock.
        --------------------------------------------------------------------
     a. As of the Effective Date, First M&F shall deposit, or shall cause to be deposited, with Registrar and Transfer Company, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Community Federal Common Stock, for exchange in accordance with this Article 3, certificates representing the shares of First M&F Common Stock and cash (such certificates for shares of First M&F Common Stock and cash being hereinafter referred to as the "Exchange Fund") to be issued pursuant to
    Section 3.1 and paid pursuant to this Section 3.2 in exchange for outstanding shares of Community Federal Common Stock.

     b. Within five (5) business days after the Effective Date, First M&F shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (other than those representing shares with respect to which the holder thereof has perfected appraisal rights under the DGCL and has not subsequently lost, withdrawn or forfeited such rights) (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as First M&F may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of First M&F Common Stock, cash in lieu of fractional shares and $8.8457 in cash per share. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of First M&F Common Stock and (y) a check in the amount of cash that such holder has the right to receive pursuant to this Agreement after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the value of any First M&F Common Stock or cash payable to holders of Certificates. In the event of a transfer of ownership of Community Federal Common Stock which is not registered in the transfer records of Community Federal, a certificate representing the proper number of shares of First M&F Common Stock, together with a check in the amount of cash that such holder has the right to receive pursuant to this Agreement after giving effect to any required withholding tax, may be issued to such a transferee if the Certificate representing such Community Federal Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     c. Notwithstanding any other provisions of this Agreement, no dividends on First M&F Common Stock shall be paid with respect to any shares of Community Federal Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of First M&F Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date payable with respect to such whole shares of First M&F Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender, and a payment date subsequent to surrender payable with respect to such whole shares of First M&F Common Stock, less the amount of any required withholding taxes.

     d. On or after the Effective Date, there shall be no transfers on the stock transfer books of Community Federal of the shares of Community Federal Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to First M&F, they shall be canceled and exchanged for shares of First M&F Common Stock and the amount of cash that such holder has the right to receive pursuant to this Agreement. Certificates surrendered for exchange by any person constituting an "affiliate" of Community Federal for purposes of Rule 145(c) under the Securities Act of 1933 (the "Securities Act") shall not be exchanged until First M&F has received a written agreement from such person as provided in
    Section 5.10.

     e. No fractional shares of First M&F Common Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional share of First M&F Common Stock pursuant to Section 3.1b, cash will be paid equal to such fractional proportion times the Average Market Price as defined in Section 12.1g.

     f. Any portion of the shares of First M&F Common Stock and cash (including the proceeds of any investments thereof and any shares of First M&F Common Stock) that remains unclaimed by the former stockholders of Community Federal one year after the Effective Date shall be delivered to First M&F. Any former stockholders of Community Federal who have not complied with this
    Article 3 before that date shall look only to First M&F for payment in respect of their shares, without any interest thereon.

     g. Neither the Parties nor the Exchange Agent or any other person shall be liable to any former holder of shares of Community Federal Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     h. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by First M&F, the posting by such person of a bond in such reasonable amount as First M&F may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate cash and shares of First M&F Common Stock as provided in Section 3.1 and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of First M&F Common Stock as provided in Section 3.2c.


                                    ARTICLE 4
                                   TAX MATTERS
                                   -----------

    4.1 Tax  Consequences.  It is the  intention of the Parties  hereto that the
        -----------------
Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of merger" for purposes of Section 368 of the Code.

    4.2 Accounting  and Tax  Representations.  Each Party hereto  represents and
        ------------------------------------
warrants that the statements made with respect to it in the Statement of Representations attached hereto as Schedule 4.2, are true and correct as of the date hereof and will be true and correct on the Effective Date.

                                    ARTICLE 5
                  COMMUNITY FEDERAL'S COVENANTS AND AGREEMENTS
                  --------------------------------------------

    5.1 Operation of Business.  Between the date hereof and the Effective  Date,
        ---------------------
or until the termination of this Agreement, Community Federal covenants and agrees that it will operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules; and, Community Federal will cause Community Federal Bank to operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules; and without prior written consent (or in the case of paragraphs h and i the oral consent) of First M&F, which consent will not be unreasonably withheld, Community Federal will not, and Community Federal will cause Community Federal Bank not to:

     a. Amend or otherwise change its articles of incorporation, charter or bylaws (except to the extent required in order to effect the Merger as contemplated herein), as each such document is in effect on the date hereof;

     b. Issue or sell, or authorize for issuance or sale, the shares of Community Federal or Community Federal Bank or any additional shares of any class of capital stock of Community Federal or Community Federal Bank (except to the extent required to effect the Merger as contemplated herein);

     c. Issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating Community Federal or Community Federal Bank to issue securities;

     d. Declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock except (i) for each calender quarter in which the record date for dividends on First M&F Common Stock precedes the Effective Date, Community Federal may pay a regular quarterly dividend in the amount of $.085 per share, and (ii) dividends from Community Federal Bank to Community Federal to the extent necessary to pay necessary and routine expenses of Community Federal (including expenses relating to the transactions contemplated by this Agreement) and to fund regular dividends by Community Federal to its stockholders to the extent permitted by this paragraph;

     e. Maintain a level of retained earnings of not less than $16,657,000, less the costs associated with the Merger, and a loan loss reserve at Community Federal Bank of not less than $800,000;

     f. Redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock, respectively;

     g. Authorize any capital expenditure(s) which, individually or in the aggregate, exceed $50,000;

     h. Extend any new, or renew any existing, loan, credit, lease, or other type of financing which individually exceeds $500,000;

     i. Renew any type of financing which individually exceeds $100,000 and does not meet Community Federal Bank's loan policy requirements except in connection with the workout of loans;

     j. Except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of Community Federal or Community Federal Bank;

     k. Excluding normal and customary banking transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto;

     l. Impose or suffer the imposition, on any share of stock held by Community Federal in Community Federal Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist;

     m. Establish or add any automated teller machines or branch or other banking offices;

     n. Acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except to the extent required in order to effect the Merger as contemplated herein and except in the ordinary course of business in connection with foreclosures or similar actions;

     o. Enter into, extend, or renew any lease for office or other space;

     p. Except as required by law or permitted by this Agreement, enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of Community Federal or Community Federal Bank;

     q. Grant any increase in compensation to any director, officer, or employee or representative of Community Federal or Community Federal Bank except in the ordinary course of business consistent with past practice;

     r. Enter into, amend, or terminate any employment agreement, relationship or responsibilities with any director, officer, or key employee or representative of Community Federal or Community Federal Bank, or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance or termination pay except as expressly consented to in writing by First M&F;

     s. Take any action or omit to take any action which would cause any of Community Federal's or Community Federal Bank's representations or warranties to be untrue or misleading in any material respect or any covenant of Community Federal or Community Federal Bank under this Agreement incapable of being performed;

     t. Take any action that would materially and adversely affect the ability of any Party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect Community Federal's ability to perform its covenants and agreements hereunder; or

     u. Agree in writing or otherwise to do any of the foregoing.

    5.2  Preservation  of  Business.  Between the date hereof and the  Effective
         --------------------------
Date, Community Federal will, and will cause Community Federal Bank to, use its best efforts to preserve its existing business and to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it.

    5.3 Insurance.  Pending the Closing,  Community Federal shall cause the real
        ---------
property owned by Community Federal and Community Federal Bank to be insured reasonably against all insurable risks under policies with reasonable deductibles and in full compliance with any co-insurance provision.

    5.4  Stockholders'  Meeting.  Community  Federal  will (i)  take  all  steps
         ----------------------
necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, and (ii) cooperate and consult with First M&F with respect to each of the foregoing matters. Said notice shall include notice of dissenter's rights, if any, and shall solicit stockholders' proxies in favor of this Agreement, and all notices shall be given in accordance with all applicable laws, regulations, and rules. Except as may be required by fiduciary obligations, Community Federal and its directors will support and vote in favor of a stockholder resolution approving this Agreement and the Merger.

    Community Federal shall cooperate in preparing the Registration Statement and the proxy statement, and will promptly furnish all such information relating to it as First M&F may reasonably request for the purpose of including such information in the Registration Statement.

    5.5 Property Transfers.  From time to time, as requested by First M&F and to
        ------------------
the extent permitted by Mississippi law, the officers and directors of Community Federal last in office shall be authorized to execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to First M&F title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of Community Federal, and otherwise to carry out the purposes of this Agreement.

   5.6 Community Federal and Community Federal Bank Financial and Other Reports.
       ------------------------------------------------------------------------
Community Federal shall (and shall cause Community Federal Bank to) make available to First M&F and M&F Bank the following statements and other reports and documents:

     a. Community Federal's Consolidated Balance Sheets as of March 31, 1999 and 1998 (unaudited) and September 30, 1998, 1997 and 1996 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended September 30, 1998, 1997 and 1996 (audited) and Statements of Income for the six-month periods ended March 31, 1999 and 1998 (unaudited) ("Community Federal Financial Statements").

     b. The thrift financial reports, consolidated reports of condition and income, and accompanying schedules, filed by Community Federal Bank with the OTS for each calendar quarter, beginning October 1, 1995, through March 31, 1999.

     c. Such additional financial or other information as may be required for the regulatory applications and the Registration Statement in connection with the consummation of the Merger (subject to any legal limitations).

    5.7 Access to  Properties  and Records.  Community  Federal shall (and shall
        ----------------------------------
cause Community Federal Bank to), upon reasonable notice, afford First M&F and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and Community Federal Bank's properties; books, contracts, commitments, loan files, litigation files and records (including, but not limited to, the minutes of the Boards of Directors of Community Federal and Community Federal Bank and all committees thereof), and it shall (and shall cause Community Federal Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to First M&F such information as First M&F may reasonably request to perform such review. Similar access shall be provided to Community Federal by First M&F. All information obtained hereunder shall be subject to the confidentiality agreement heretofore executed.

    5.8 No Solicitation.  Prior to the Effective Date, neither Community Federal
        ---------------
nor Community Federal Bank shall authorize or knowingly permit any of their officers, directors, employees, representatives, agents or other persons controlled by Community Federal or Community Federal Bank to directly or indirectly, encourage or solicit or, hold any discussions or negotiations with, or provide any information to, any persons, entity or group concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions involving, directly or indirectly, Community Federal or Community Federal Bank, except as contemplated by this Agreement or as required by fiduciary obligations. Community Federal and Community Federal Bank shall promptly communicate to First M&F the identity and terms of any proposal which they may receive with respect to any such transaction.

    5.9 Covenant Not to Compete.  In addition to any  restrictions  which may be
        -----------------------
contained in any employment agreement between Community Federal, Community Federal Bank and any director (other than Jim Ingram and Lewis Whitfield who have entered into separate Non-Competition Agreements pursuant to Section 8.3d hereof), each of the directors of Community Federal and Community Federal Bank agree that for the period from the date hereof until four (4) years after the Effective Date, they will not become directly, indirectly or beneficially an employee, five percent (5%) or more stockholder or director of any bank, savings bank, savings association, trust company, financial institution or other similar business enterprise which competes with M&F Bank (as successor to Community Federal Bank) within Lee County, Mississippi. The directors of Community Federal and Community Federal Bank further agree not to initiate any action to induce any employee of M&F Bank (as successor to Community Federal Bank) to leave M&F Bank's employment or directly or indirectly assist any other person or entity in requesting or inducing any such other employee of M&F Bank to leave such employment for the period of the date hereof until four (4) years after the Effective Date.

    5.10  Affiliates.  Community  Federal and First M&F shall  cooperate and use
          ----------
their best efforts to identify those persons who may be deemed to be "affiliates" of Community Federal within the meaning of Rule 145(c) and Rule 144 under the Securities Act. Community Federal shall use its best efforts to cause each person so identified to deliver to First M&F, not later than twenty (20) days after execution of this Agreement, a written agreement in substantially the form set forth in Exhibit B attached hereto. First M&F shall be entitled to place appropriate legends on the certificates evidencing shares of First M&F Common Stock to be received pursuant to this Agreement by such affiliates and to issue appropriate stop transfer instructions to the transfer agent for First M&F Common Stock.

                                    ARTICLE 6
               COMMUNITY FEDERAL'S REPRESENTATIONS AND WARRANTIES
               --------------------------------------------------

    For purposes of this Agreement, except where the context requires otherwise, any reference to Community Federal in this Article 6 shall be deemed to include Community Federal and Community Federal Bank and any reference to "material," material adverse effect or a similar standard shall refer to the financial condition, operations or other aspects of Community Federal and Community Federal Bank taken as a whole. Community Federal represents and warrants to First M&F and M&F Bank as follows:

    6.1  Organization  and Authority.  Community  Federal is a corporation  duly
         ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and Community Federal Bank is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States. Each of Community Federal and Community Federal Bank has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

    6.2 Authorization. The execution, delivery and performance of this Agreement
        -------------
by Community Federal and Community Federal Bank and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Community Federal and Community Federal Bank, subject to regulatory and stockholder approval. No other corporate proceedings on the part of Community Federal or Community Federal Bank are necessary to authorize consummation of this Agreement, except for the approval of the transaction by Community Federal's stockholders, and the performance by Community Federal and Community Federal Bank of the terms hereof. This Agreement is a valid and binding obligation of Community Federal and Community Federal Bank enforceable against Community Federal and Community Federal Bank in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that it is subject to approval by its stockholders and applicable regulatory agencies.

    Neither the execution, delivery or performance of this Agreement by Community Federal, nor the consummation of the transactions contemplated hereby, nor compliance by Community Federal with any of the provisions hereof, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Community Federal or Community Federal Bank under any terms, conditions or provisions of (i) Community Federal's or Community Federal Bank's Charter or Bylaws or (ii) except as set forth on Schedule 6.2, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Community Federal or Community Federal Bank is a party or by which Community Federal or Community Federal Bank may be bound, or to which Community Federal or Community Federal Bank or the properties or assets of it may be subject, or (b) violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Community Federal or Community Federal Bank or any of its properties or assets.

    6.3 Capital  Structure of  Community  Federal.  As of the date  hereof,  the
        -----------------------------------------
authorized capital of Community Federal consists solely of 10,000,000 shares of Community Federal Common Stock and 2,000,000 shares of preferred stock with no par value. As of the date hereof, 4,266,150 shares of such authorized common stock were issued and outstanding. The outstanding shares of capital stock of Community Federal are validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 6.3, there are no outstanding options, conversion rights, warrants, calls, rights, commitments or agreements to issue any form of stock or other security of Community Federal. There are no outstanding obligations or commitments to purchase, redeem or otherwise acquire any outstanding shares of Community Federal Common Stock.

    6.4  Ownership  of  Other  Organizations.  Community  Federal  does not own,
         -----------------------------------
directly or indirectly, five percent (5%) or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except Community Federal Bank. The presently authorized capital of Community Federal Bank consists of 15,000,000 shares of common stock of the par value of $.01 each and 5,000,000 shares of preferred stock with no par value. As of the date hereof, 100 shares of common stock were issued and outstanding. The outstanding shares of common stock of Community Federal Bank are validly issued and outstanding, fully paid and, nonassessable and, all of such shares are owned by Community Federal, free and clear of all liens, claims and encumbrances.

    6.5 Community  Federal  Financial and Other Reports.  Community  Federal has
        -----------------------------------------------
made available to First M&F true and correct copies of the consolidated balance sheets as of September 30, 1998, 1997 and 1996 of Community Federal and its consolidated subsidiaries ("the Community Federal Consolidated Group") and the related consolidated statements of income, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (the "Community Federal Audited Financial Statements") and the consolidated balance sheets of March 31, 1999 and 1998 (unaudited), and consolidated statements of income for the three-month periods ended March 31, 1999 and 1998 (unaudited). Community Federal's Financial Statements (i) have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and (ii) present fairly the consolidated results of operations of the Community Federal Consolidated Group for the periods covered thereby and the consolidated financial condition of the Community Federal Consolidated Group as of the dates thereof.

    6.6 No Material  Adverse  Change.  Since March 31,  1999,  there has been no
        ----------------------------
event or condition of any character (whether actual, or to the knowledge of Community Federal or Community Federal Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, a material adverse effect on the financial condition (including the unrealized gain on securities available for sale), results of operations, business or prospects of Community Federal and Community Federal Bank taken as a whole, excluding changes in laws or regulations that affect financial institutions generally and excluding costs associated with the Merger.

    6.7 Tax  Liability.  The  amounts  set up as  liabilities  for  taxes in the
        --------------
Community Federal Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

    6.8 Tax Returns;  Payment of Taxes. All federal,  state,  local, and foreign
        ------------------------------
tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Community Federal or Community Federal Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before March 31, 1999, and all returns filed are complete and accurate to the best information and belief of their respective managements and all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Community Federal or Community Federal Bank, except as reserved against in the Community Federal Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and Community Federal's reserves for bad debts at September 30, 1998, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Code.

    6.9 Litigation and Proceedings.  Except as set forth on Schedule 6.9 hereto,
        --------------------------
no litigation, proceeding or controversy before any court or governmental agency is pending against Community Federal or Community Federal Bank that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Community Federal and Community Federal Bank taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

    6.10 Brokers' or Finders' Fees. Except as set forth on Schedule 6.10 hereto,
         -------------------------
no agent, broker, investment banker, investment or financial advisor or other person acting on behalf of Community Federal or Community Federal Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the Parties hereto in connection with any of the transactions contemplated by this Agreement.

    6.11 Contingent Liabilities.  Except as disclosed on Schedule 6.11 hereto or
         ----------------------
as reflected in the Community Federal Financial Statements, and except in the case of Community Federal Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of March 31, 1999, neither Community Federal nor Community Federal Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Community Federal and Community Federal Bank taken as a whole and there does not exist a set of circumstances that, to the knowledge of Community Federal, could reasonably be expected to result in any such material obligation or liability.

    6.12 Title to Assets; Adequate Insurance Coverage.
         --------------------------------------------

    Except as described on Schedule 6.12:

     a. As of March 31, 1999, Community Federal and Community Federal Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the Community Federal Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Community Federal Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after March 31, 1999, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Community Federal and Community Federal Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its businesses. Any real property and other material assets held under lease by Community Federal or Community Federal Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by First M&F in such lease of such property.

     b. Except as disclosed on Schedule 6.12 with respect to each lease of any real property or a material amount of personal property to which Community Federal or Community Federal Bank is a party and except for financing leases in which Community Federal or Community Federal Bank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have been due and payable thereunder have been paid; (iii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Merger will not constitute a default or a cause for termination or modification of such lease.

     c. Neither Community Federal nor Community Federal Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

     d. To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Community Federal and Community Federal Bank provide adequate coverage against loss and are insured in such amounts with such deductibles and against such risks and losses as are in the opinion of management adequate for the businesses engaged in by Community Federal and Community Federal Bank.

    6.13  Liabilities.  To the best knowledge and belief of its management,  all
          -----------
liabilities of Community Federal and Community Federal Bank were, and will be created, for good, valuable and adequate consideration in accordance with prudent business standards and in substantial compliance with all laws, regulations and rules and the accounts or evidence of ownership of accounts are and will be genuine, true, valid and enforceable in accordance with their written terms. Neither Community Federal nor Community Federal Bank has agreed to any modification or extension of accounts or account terms or otherwise made any agreements regarding such accounts except as disclosed in writing on the books and records of Community Federal or Community Federal Bank; and Community Federal and Community Federal Bank have no knowledge of any claim of ownership to any account other than as shown on the written ownership records of Community Federal and Community Federal Bank for each account, and Community Federal and Community Federal Bank have no knowledge of any alleged improper or wrongful withdrawal or payment of any such account.

    6.14 Loans.  To the best knowledge and belief of its  management,  each loan
         -----
reflected as an asset of Community Federal in the Community Federal Financial Statements, as of March 31, 1999, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to Community Federal, except as disclosed in writing to First M&F on or prior to the date hereof.

    6.15  Allowance for Loan Losses.  The allowance for loan losses shown on the
          -------------------------
consolidated balance sheets of Community Federal as of March 31, 1999 is adequate in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

    6.16  Investments.  Except  as set forth on  Schedule  6.16 and  except  for
          -----------
investments classified as held-to-maturity as prescribed under the Financial Accounting Standards Board Statement Number 115, and pledges to secure public or trust deposits, none of the investments reflected in the Community Federal Financial Statements under the heading "Investment Securities," and none of the investments made by Community Federal or Community Federal Bank since March 31, 1999, and none of the assets reflected in the Community Federal Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Community Federal or Community Federal Bank freely to dispose of such investment at any time except as disclosed on Schedule 6.16. With respect to all repurchase agreements to which Community Federal or Community Federal Bank is a party, Community Federal or Community Federal Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of debt secured by such collateral under such agreement.

    6.17  Information  for  Registration  and  Proxy  Statements.  None  of  the
          ------------------------------------------------------
information supplied or to be supplied by Community Federal with respect to Community Federal for inclusion in (a) the Registration Statement to be filed by First M&F with the SEC, (b) the Notice of Meeting and Proxy Statement to be mailed by Community Federal to stockholders in connection with the meetings referred to in Section 5.4 hereof (the "Proxy Statement") and (c) any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, as amended or supplemented at the time the Registration Statement is filed with the SEC or at the time it becomes effective, at the time the Proxy Statement is mailed to holders of Community Federal's Common Stock, as may be amended at the time of Community Federal Stockholders' Meeting, and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents, financial statements, or other information or materials which Community Federal shall provide for filing with the SEC and any regulatory agency in connection with the Merger will, to the extent applicable, comply with GAAP.

    6.18  Commitments  and Contracts.  Neither  Community  Federal nor Community
          --------------------------
Federal Bank is a party or subject to any of the following (whether written or oral, express or implied):

     a. Except as listed on Schedule 6.18a attached hereto and with a complete copy provided to First M&F, any employment contract (including any obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Community Federal or Community Federal Bank);

     b. Except as listed on Schedule 6.18b attached hereto, with a complete copy provided to First M&F, any plan or contract providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant; or

     c. Any contract not made in the ordinary course of business containing covenants which limit the ability of Community Federal or Community Federal Bank to compete in any line of business or with any person or which involves any restriction of the geographical area in which, or method by which, Community Federal or Community Federal Bank may carry on its respective businesses (other than as may be required by law or applicable regulatory authorities).

    6.19  Employee  Plans.  To the best of  Community  Federal's  knowledge  and
          ---------------
belief, it, Community Federal Bank, and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by Community Federal or Community Federal Bank:

         i. are in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

         ii. have received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

    6.20 Plan Liability.  Except for liabilities to the Pension Benefit Guaranty
         --------------
Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under Section 4971 of the Code, all of which have been fully paid, neither Community Federal nor Community Federal Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code.

    6.21  Vote  Required.  The  affirmative  vote of the  holders  of at least a
          --------------
majority of the outstanding shares of Community Federal Common Stock is the only vote of the stockholders of Community Federal necessary to approve the Merger and related transactions contemplated hereby.

    6.22 Continuity of Business Enterprise.  Community Federal operates at least
         ---------------------------------
one significant historic business line, namely, financial services, and owns at least a significant portion of its historic business assets within the meaning of Treasury Regulation Section 1.368-1(d).

    6.23  Environmental  Matters.  Except as set forth on Schedule 6.23, neither
          ----------------------
Community Federal nor Community Federal Bank nor, to the best knowledge of its management, any previous owner or operator of any properties at any time owned (including any properties owned or subsequently resold) leased, or occupied by Community Federal or Community Federal Bank or used by Community Federal or Community Federal Bank in their respective businesses ("Community Federal Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about Community Federal Properties except in compliance with all applicable federal, state, and local laws, rules and regulations pertaining to air and water quality, hazardous waste, waste disposal, air omissions, and other environmental matters ("Environmental Laws"). Neither Community Federal nor Community Federal Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to Community Federal Properties.

    6.24  Accuracy of  Information.  To the best of Community  Federal's and its
          ------------------------
officers' and directors' knowledge, all information furnished by Community Federal or Community Federal Bank to First M&F and M&F Bank relating to the assets, liabilities, and this Agreement is accurate, and Community Federal has not failed to disclose any information which is material to this Agreement.

    6.25 Compliance with Applicable Law. Community Federal and Community Federal
         ------------------------------
Bank hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any governmental entity relating to Community Federal or Community Federal Bank, and neither Community Federal or Community Federal Bank knows of or has received notice of any violations of any of the above.

                                    ARTICLE 7
                    FIRST M&F'S REPRESENTATIONS, WARRANTIES,
                    ----------------------------------------
                            COVENANTS AND AGREEMENTS
                            ------------------------

    For purposes of this Agreement, except where the context requires otherwise, any reference to First M&F in this Article 7 shall be deemed to include First M&F and M&F Bank and any reference to "material," material adverse effect or a similar standard shall refer to the financial condition, operations or other aspects of First M&F and its subsidiaries including M&F Bank taken as a whole. First M&F represents and warrants to Community Federal and covenants as follows:

    7.1  Organization  and  Authority.  Each of  First  M&F  and  M&F  Bank is a
         ----------------------------
corporation or bank duly incorporated, validly existing and in good standing under the laws of the State of Mississippi and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

    7.2 Shares Fully Paid and  Nonassessable.  The outstanding shares of capital
        ------------------------------------
stock of First M&F are validly issued and outstanding, fully paid and nonassessable. The shares of First M&F Common Stock to be issued in connection with the Merger pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable, and will be, at the time of their delivery, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights.

    7.3 Authorization. The execution, delivery and performance of this Agreement
        -------------
by First M&F and M&F Bank and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of First M&F and M&F Bank, subject to regulatory and stockholder approval. No other corporate proceedings on the part of First M&F are necessary to authorize the execution and delivery of this Agreement and the performance by First M&F of the terms hereof, except for the approval of the transaction by the shareholders of First M&F. This Agreement is a valid and binding obligation of First M&F enforceable against First M&F in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that it is subject to approval of applicable regulatory agencies.

    Neither the execution, delivery or performance of this Agreement by First M&F, nor the consummation of the transactions contemplated hereby, nor compliance by First M&F with any of the provisions hereof, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of First M&F or M&F Bank under any terms, conditions or provisions of (i) First M&F's or M&F Bank's Charter or Bylaws or (ii) except as set forth on Schedule 7.3, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First M&F or M&F Bank is a party or by which First M&F or M&F Bank may be bound, or to which First M&F or M&F Bank or the properties or assets of it may be subject, or (b) violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to First M&F or M&F Bank or any of its properties or assets.

    7.4 No Material  Adverse  Change.  Since March 31,  1999,  there has been no
        ----------------------------
event or condition of any character (whether actual, or to the knowledge of First M&F or M&F Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to First M&F would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of First M&F or M&F Bank, excluding changes in laws or regulations that affect financial institutions generally.

    7.5 First M&F Financial and Other  Reports.  First M&F has made available to
        --------------------------------------
Community Federal true and correct copies of the consolidated balance sheets as of December 31, 1998, 1997 and 1996 of First M&F and its consolidated subsidiaries ("the First M&F Consolidated Group") and the related consolidated statements of income, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (the "First M&F Audited Financial Statements") and the consolidated balance sheets of March 31, 1999 and 1998 (unaudited), and consolidated statements of income for the three-month periods ended March 31, 1999 and 1998 (unaudited). First M&F's Audited Financial Statements (i) have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and (ii) present fairly the consolidated results of operations of the First M&F Consolidated Group for the periods covered thereby and the consolidated financial condition of the First M&F Consolidated Group as of the dates thereof.

    7.6 Registration Statement.
        ----------------------

      a. First M&F will prepare and file on Form S-4 a Registration Statement under the Securities Act (which will include the Proxy Statement) complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the First M&F Common Stock which will be issued to the holders of Community Federal Common Stock pursuant to the Merger. First M&F shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the First M&F Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby.

      b. First M&F will indemnify and hold harmless each member of Community Federal's Consolidated Group and each of their respective directors, officers, agents and other persons, if any, who control Community Federal within the meaning of the Securities Act from and against any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject under the Securities Act or any state securities or blue sky laws or otherwise, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that First M&F shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, or any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to First M&F by Community Federal.

    7.7  Application  to Regulatory  Authorities.  First M&F shall  prepare,  as
         ---------------------------------------
promptly as practicable, all regulatory applications and filings which are required to be made with respect to the Merger and provide copies thereof to Community Federal and its counsel.

    7.8 Tax Liability.  The amounts set up as liabilities for taxes in the First
        -------------
M&F Audited Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

    7.9 Tax Returns;  Payment of Taxes. All federal,  state,  local, and foreign
        ------------------------------
tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of First M&F or M&F Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before March 31, 1999, and all returns filed are complete and accurate to the best information and belief of their respective managements and all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to First M&F or M&F Bank, except as reserved against in the First M&F Audited Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and First M&F's reserves for bad debts at September 30, 1998, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Code.

    7.10  Litigation  and  Proceedings.  Except  as set forth on  Schedule  7.10
          ----------------------------
hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against First M&F or M&F Bank that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of First M&F and M&F Bank taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

    7.11 Contingent Liabilities.  Except as disclosed on Schedule 7.11 hereto or
         ----------------------
as reflected in the First M&F Audited Financial Statements, and except in the case of M&F Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of March 31, 1999, neither First M&F nor M&F Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to First M&F and M&F Bank taken as a whole and there does not exist a set of circumstances that, to the knowledge of First M&F, could reasonably be expected to result in any such material obligation or liability.

    7.12  Liabilities.  To the best knowledge and belief of its management,  all
          -----------
liabilities of First M&F and M&F Bank were, and will be created, for good, valuable and adequate consideration in accordance with prudent business standards and in substantial compliance with all laws, regulations and rules and the accounts or evidence of ownership of accounts are and will be genuine, true, valid and enforceable in accordance with their written terms. Neither First M&F nor M&F Bank has agreed to any modification or extension of accounts or account terms or otherwise made any agreements regarding such accounts except as disclosed in writing on the books and records of First M&F or M&F Bank; and First M&F and M&F Bank have no knowledge of any claim of ownership to any account other than as shown on the written ownership records of First M&F and M&F Bank for each account, and First M&F and M&F Bank have no knowledge of any alleged improper or wrongful withdrawal or payment of any such account.

    7.13 Loans.  To the best knowledge and belief of its  management,  each loan
         -----
reflected as an asset of First M&F in the First M&F Audited Financial Statements, as of March 31, 1999, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to First M&F, except as disclosed in writing to Community Federal on or prior to the date hereof.

    7.14  Allowance for Loan Losses.  The allowance for loan losses shown on the
          -------------------------
consolidated balance sheets of First M&F as of March 31, 1999 is adequate in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

    7.15  Investments.  Except  as set forth on  Schedule  7.15 and  except  for
          -----------
investments classified as held-to-maturity as prescribed under the Financial Accounting Standards Board Statement Number 115, and pledges to secure public or trust deposits, none of the investments reflected in the First M&F Audited Financial Statements under the heading "Investment Securities," and none of the investments made by First M&F or M&F Bank since March 31, 1999, and none of the assets reflected in the First M&F Audited Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of First M&F or M&F Bank freely to dispose of such investment at any time except as disclosed on Schedule 7.15. With respect to all repurchase agreements to which First M&F or M&F Bank is a party, First M&F or M&F Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of debt secured by such collateral under such agreement.

    7.16  Information  for  Registration  and  Proxy  Statements.  None  of  the
          ------------------------------------------------------
information supplied or to be supplied by First M&F with respect to First M&F for inclusion in (a) the Registration Statement to be filed by First M&F with the SEC, (b) the Notice of Meeting and Proxy Statement to be mailed by First M&F to stockholders in connection with the meeting of stockholders and (c) any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, as amended or supplemented at the time the Registration Statement is filed with the SEC or at the time it becomes effective, at the time the Proxy Statement is mailed to holders of First M&F's Common Stock, as may be amended at the time of First M&F Stockholders' Meeting, and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents, financial statements, or other information or materials which First M&F shall provide for filing with the SEC and any regulatory agency in connection with the Merger will, to the extent applicable, comply with GAAP.

    7.17  Environmental  Matters.  Except as set forth on Schedule 7.17, neither
          ----------------------
First M&F nor M&F Bank nor, to the best knowledge of its management, any previous owner or operator of any properties at any time owned (including any properties owned or subsequently resold) leased, or occupied by First M&F or M&F Bank or used by First M&F or M&F Bank in their respective businesses ("First M&F Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about First M&F Properties except in compliance with all applicable federal, state, and local laws, rules and regulations pertaining to air and water quality, hazardous waste, waste disposal, air omissions, and other environmental matters ("Environmental Laws"). Neither First M&F nor M&F Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to First M&F Properties.

    7.18 Accuracy of  Information.  To the best of First M&F's and its officers'
         ------------------------
and directors' knowledge, all information furnished by First M&F or M&F Bank to Community Federal and Community Federal Bank relating to the assets, liabilities, and this Agreement is accurate, and First M&F has not failed to disclose any information which is material to this Agreement.

    7.19  Compliance  with Applicable Law. First M&F and M&F Bank hold, and have
          -------------------------------
at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any governmental entity relating to First M&F or M&F Bank, and neither First M&F or M&F Bank knows of or has received notice of any violations of any of the above.

    7.20 Title to Assets; Adequate Insurance Coverage.
         --------------------------------------------

    Except as described on Schedule 7.20:

     a. As of March 31, 1999, First M&F and M&F Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all material properties and assets reflected in the First M&F Audited Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the First M&F Audited Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after March 31, 1999, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. First M&F and M&F Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its businesses. Any real property and other material assets held under lease by First M&F or M&F Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made by First M&F or M&F Bank in such lease of such property.

     b. Except as disclosed on Schedule 7.20 with respect to each lease of any material real property or a material amount of personal property to which First M&F or M&F Bank is a party and except for financing leases in which First M&F or M&F Bank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have been due and payable thereunder have been paid; (iii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Merger will not constitute a default or a cause for termination or modification of such lease.

     c. Neither First M&F nor M&F Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

     d. To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of First M&F or M&F Bank provide adequate coverage against loss and are insured in such amounts with such deductibles and against such risks and losses as are in the opinion of management adequate for the businesses engaged in by First M&F and M&F Bank.

                                    ARTICLE 8
                              CONDITIONS TO CLOSING
                              ---------------------

    The obligations of the Parties under this Agreement, except as otherwise provided herein, shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing:

    8.1 Conditions to Each Party's Obligations to Effect the Merger.  The
        -----------------------------------------------------------
respective obligation of each Party to effect the Merger shall be subject to the following conditions:

     a. Stockholder Approval.  The Merger shall have been approved by the
        --------------------
    requisite vote of the holders of the outstanding shares of Community Federal Common Stock and by the requisite vote of the holders of the outstanding shares of First M&F Common Stock.

     b. Regulatory  Approvals.  The transactions  contemplated by this Agreement
        ---------------------
    shall have been approved by all governing regulatory authorities, without any condition or requirement which, in the reasonable good faith judgment of the Boards of Directors of First M&F or Community Federal would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger, or which otherwise would have a material adverse effect on the business, operations, properties, assets or financial condition of First M&F, M&F Bank, Community Federal or Community Federal Bank after the Effective Date, all conditions required to be satisfied shall have been satisfied, and all waiting periods relating to such approvals shall have expired.

     c.  Registration  Statement.  The  Registration  Statement  shall have been
         -----------------------
    declared effective and shall not be subject to a stop order or any threatened stop order, and all state securities and blue sky permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received.

     d.  No  Restraining  Action.  No  action  or  proceeding  shall  have  been
         -----------------------
    threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by the Merger Agreement or this Agreement or to obtain damages or other relief in connection with the execution of such agreements or the consummation of the transactions contemplated hereby or thereby; and no governmental agency shall have given notice to any Party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

     e. NASDAQ National Market System Listing.  The shares of First M&F Common
        -------------------------------------
    Stock issuable pursuant to the Merger shall have been approved for listing on the NASDAQ National Market System.

    8.2 Conditions to Obligations of Community Federal to Effect the Merger.
        -------------------------------------------------------------------
The obligations of Community Federal to effect the Merger shall be subject to the following additional conditions:

     a.  Representations  and Warranties.  The representations and warranties of
         -------------------------------
    First M&F set forth in this Agreement shall be true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct) as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by Community Federal, and First M&F shall deliver at Closing an appropriate certificate to that effect.

     b. Performance of Obligations.  First M&F and M&F Bank shall have performed
        --------------------------
    in all material respects all obligations and complied with all covenants required by it under this Agreement prior to the Closing and First M&F shall deliver at Closing an appropriate certificate to that effect.

     c. Tax Opinion.  Community  Federal shall have received from Watkins Ludlam
        -----------
    Winter & Stennis, P.A. an opinion of counsel, dated the Closing Date as to certain tax aspects of the transactions contemplated by this Agreement and the Merger Agreement, including that such transactions as to stockholders of Community Federal will constitute a tax-free reorganization under Section 368 of the Code.

    8.3  Conditions  to  Obligations  of First M&F to  Effect  the  Merger.  The
         -----------------------------------------------------------------
obligations of First M&F to effect the Merger shall be subject to the following additional conditions:

     a.  Representations  and Warranties.  The representations and warranties of
         -------------------------------
    Community Federal and Community Federal Bank set forth in this Agreement shall be true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct) as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by First M&F, and Community Federal shall deliver at Closing an appropriate certificate to that effect.

     b. Performance of Obligations. Community Federal and Community Federal Bank
        --------------------------
    shall have performed in all material respects all obligations and complied with all covenants required by it under this Agreement prior to the Closing and Community Federal shall deliver at Closing an appropriate certificate to that effect.

     c. Affiliate Agreement.  An Affiliate Agreement substantially in the form
        -------------------
    specified on Exhibit B hereto (as contemplated by Section 5.10 hereof) shall have been executed by each person who serves as an executive officer or director of Community Federal.

     d. Non-Competition Agreements.  Mr. Ingram and Mr. Whitfield shall have
        --------------------------
    executed and delivered the Non-Competition Agreements in the form of Exhibit C hereto.


                                    ARTICLE 9
                                     CLOSING
                                     -------

    9.1  Closing.  The Closing  shall be held at the offices of M&F Bank or such
         -------
other place as First M&F and Community Federal shall mutually designate.

    9.2  Deliveries at Closing.  At the Closing,  all documents and  instruments
         ---------------------
shall be duly and validly executed and delivered by all the Parties hereto, and possession of all liabilities and assets shall be transferred and delivered accordingly.

    9.3  Documents.  The Parties shall execute any and all documents  reasonably
         ---------
requested by them or their legal counsel for the purpose of effecting the transaction contemplated herein, including but not limited to the following:

     a. endorsement, negotiation, and/or assignment of all original notes and security agreements relating to all loans;

     b. warranty deeds for the real property;

     c. commitments for owners title insurance for the real property;

     d. such other endorsements, assignments or other conveyances as may be appropriate or necessary to effect the transfer to First M&F of the assets, duties, responsibilities and obligations as referred to herein; and

     e. listing of dissenting stockholders, if any, including name, address, and number of shares owned.

                                   ARTICLE 10
                               EMPLOYMENT MATTERS
                               ------------------

    10.1 Employees.  Neither First M&F nor M&F Bank shall be obligated to retain
         ---------
in any capacity any of Community Federal's or Community Federal Bank's officers, directors, or employees or to pay any stipulated compensation to any employees, except as set forth in this Agreement. First M&F will make reasonable efforts to maintain compensation levels for any retained personnel commensurate with the employees' experience and qualifications, and in accordance with First M&F and M&F Bank's salary administration program. First M&F will assume the obligations of Community Federal and Community Federal Bank under the Severance Pay Plan for Employees and the Key Employee Retention Plan, and the obligations of Community Federal and Community Federal Bank arising on or prior to the Effective Date under the Recognition and Retention Plan, the Team Incentive Plan, and the Directors' Retirement Plan.

    All employees of Community Federal and Community Federal Bank immediately prior to the Effective Date who are employed by First M&F or M&F Bank (the "Employers") immediately following the Effective Date ("Transferred Employees") will be covered by the Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, First M&F and M&F Bank may determine to continue any of such benefit plans of Community Federal and Community Federal Bank for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical hospitalization benefits), to terminate any of such benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Service to Community Federal and Community Federal Bank by a Transferred Employee prior to the Effective Date shall be recognized as service to the Employers for purposes of eligibility to participate under the Employers' sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans. For purposes of participation, vesting and benefit accruals (but not accrual of benefits under First M&F's tax-qualified defined benefit plans) under such employee benefit plans, (i) service under any qualified defined benefit or contribution plans of Community Federal or Community Federal Bank shall be treated as service under First M&F's qualified defined benefit or contribution plans and (ii) service under any other employee benefit plans of Community Federal or Community Federal Bank shall be treated as service under any similar employee benefit plans maintained by First M&F. First M&F and M&F Bank agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Community Federal or Community Federal Bank on the Effective Date and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

    10.2 ESOP.  (1)  Notwithstanding  any  provision to the  contrary  contained
         ----
herein, each participant in the Community Federal Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") not fully vested will, in accordance with the terms of the ESOP, become fully vested in his or her ESOP account as of the Effective Date. As soon as practicable after the execution of this Agreement, Community Federal and First M&F will cooperate to cause the ESOP to be amended and other action taken, in a manner reasonably acceptable to Community Federal and First M&F, to provide that the ESOP will terminate upon the Effective Date. Between the date of this Agreement and the Effective Date, the existing ESOP indebtedness shall be paid in the ordinary course of business pursuant to the existing loan amortization schedule and Community Federal or Community Federal Bank shall make such contributions to the ESOP as necessary to fund such payments. Any indebtedness of the ESOP remaining as of the Effective Date shall be repaid from the Trust associated with the ESOP through application of the First M&F Common Stock and cash as provided herein received by the ESOP; provided, however, that (A) any related sale or distribution of shares by the ESOP shall be effected in accordance with the requirements of federal and any applicable state securities laws and regulations, including any rules of the NASD, and (B) all stock distributions from the ESOP after the Effective Date shall be in shares of First M&F Common Stock.

    Upon the repayment of the ESOP loan, the remaining funds in the ESOP suspense account will be allocated as earnings and not as "annual additions" to ESOP participants (as determined under the terms of the ESOP) to the extent permitted by the Code and ERISA. Community Federal and First M&F agree that, subject to the conditions described herein, as soon as practicable after the Effective Date and repayment of the ESOP loan, participants in the ESOP shall be entitled at their election to have the amounts in their ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including plans of First M&F to the extent permitted by First M&F) or individual retirement account.

    (2) The actions relating to termination of the ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the IRS with regard to the continued qualification of the ESOP after any required amendments (including the amendment which terminates the ESOP). Community Federal and First M&F will cooperate in submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date of this Agreement. Community Federal and First M&F will adopt such additional amendments to the ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not (A) substantially change the terms outlined herein, (B) have a material adverse effect on Community Federal, or (C) result in an additional material liability to First M&F.

    (3) As of and following the Effective Date, First M&F shall cause the ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Date and proceed with termination of the ESOP through distribution of its assets in accordance with its terms subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the ESOP, provided, however, that no such termination distributions or the ESOP shall occur after the Effective Date until a favorable termination letter has been received from the IRS.

    10.3 Recognition Plan. Each participant in the Community Federal  Management
         ----------------
Recognition and Retention Plan ("RRP") not fully vested will, in accordance with the terms of the RRP, become fully vested in plan share awards thereunder as of the Effective Date. As soon as practicable after the execution of this Agreement, Community Federal and First M&F will cooperate to cause the RRP to be amended and other action taken, in a manner reasonably acceptable to Community Federal and First M&F, to provide that the RRP will terminate upon the Effective Date; provided, however, that (i) any distribution of shares under the RRP shall be effected in accordance with the requirements, if any, of federal and state securities laws and regulations, and (ii) all distributions from the RRP after the Effective Date shall be in shares of First M&F Common Stock and cash as provided herein. No action shall be taken that would adversely affect the rights of plan participants who hold outstanding grants or awards of shares of Community Federal Common Stock, whether before or after the Effective Date. No further grants or awards shall be made under the RRP following the date of this Agreement.

    10.4 Pension Plan.  Community  Federal and Community  Federal Bank currently
         ------------
maintain a Pension Plan (the "Pension Plan") which will remain operative and in effect through the Effective Date of the Merger. The Pension Plan will either be terminated as of the Effective Date of the Merger and distributed to vested employees of Community Federal and Community Federal Bank in accordance with the terms of the Pension Plan, or responsibility for the Pension Plan will be assumed by First M&F or M&F Bank. If the Pension Plan is terminated, the trustee for the Pension Plan will be responsible for the termination, allocation and distribution of plan assets and related notices and other reporting responsibilities to the IRS, Department of Labor and other government agencies. All such termination costs will be paid from the Pension Plan's assets, if permitted by law. No termination, merger or amendment of the Pension Plan shall reduce or change any benefits that were vested at or immediately prior to the Effective Date.

    10.5 Stock Options. Community Federal maintains a stock option plan pursuant
         -------------
to which options to acquire 462,875 shares have been issued (the "Options"). Community Federal agrees not to issue any additional options to acquire shares of Community Federal Common Stock. On the Effective Date, each Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Community Federal Common Stock and shall be converted automatically into an option to purchase shares of First M&F Common Stock, and First M&F shall assume each Community Federal Option, in accordance with the terms of the Community Federal stock option plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) First M&F and its Board of Directors or a duly authorized committee thereof shall be substituted for the Community Federal and Community Federal's Board of Directors or duly authorized committee thereof administering the Community Federal stock option plan, (ii) each Community Federal Option assumed by First M&F may be exercised solely for shares of First M&F Common Stock, (iii) the number of shares of First M&F Common Stock subject to such Community Federal Options shall be equal to the number of shares of Community Federal Common Stock subject to such Community Federal Options immediately prior to the Effective Date multiplied by .5710, provided that any fractional shares of First M&F Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Community Federal Option shall be adjusted by dividing the per share exercise price under each such Community Federal Option by .5710, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding the preceding sentence, (i) each Community Federal Option which is an"incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code and (ii) the Community Federal Options held by H. Lewis Whitfield on the Effective Date shall vest pursuant to the terms set forth in Schedule 10.6(5).

    First M&F and Community Federal agree to take all necessary steps to effect the foregoing provisions of this Section. As soon as practicable after the Effective Date, First M&F shall deliver to each participant in the Community Federal stock option plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to the Community Federal stock option plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments set forth above. Within thirty (30) days after the Effective Date, First M&F shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of First M&F Common Stock subject to such Options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such Options remain outstanding.

    10.6 Board and Management Matters.
         ----------------------------

     a. First M&F agrees to take all actions necessary to appoint or elect to the Board of Directors of First M&F, effective as of the Effective Date, Jim Ingram and two other persons serving as director of Community Federal immediately prior to the Effective Date who are reasonably acceptable to First M&F. Each person who is appointed or elected to the Board of Directors of First M&F pursuant to the preceding sentence shall serve until the first annual meeting of shareholders of First M&F following the Effective Date and until his successor is elected and qualified. Subject to compliance with the director qualification requirements set forth in First M&F's Bylaws and the fiduciary duties of the Board of Directors of First M&F, First M&F shall include each such person on the list of nominees for director presented by the Board of Directors of First M&F and for which said Board shall solicit proxies at the first annual meeting of shareholders of First M&F following the Effective Date, which persons shall be allocated equally among the three classes of directors of First M&F and nominated for election for three, two or one-year terms, as applicable.

     b. The remaining non-employee directors who are not elected as directors of First M&F shall be requested by First M&F to serve as members of an Advisory Board following the Effective Date, and each of such persons shall be paid an Advisory Board fee equal to fees paid to other advisory board members of First M&F.

     c. At the Effective Date, in complete satisfaction of the obligations to make the cash payments provided for by Section 5(c)(1) of their respective employment agreements, Lewis Whitfield shall receive a lump sum cash payment of $355,000 and Jim Ingram shall receive a lump sum cash payment of $320,000. In addition, at the Effective Date, First M&F shall enter into a consulting agreement with Mr. Ingram in the form of Exhibit D hereto, and M&F Bank shall retain Mr. Whitfield as President of its Tupelo Division after the Effective Date on the terms set forth on Schedule 10.6.

    10.7 Team Incentive Plan.  Bonuses payable under the Team Incentive Plan for
         -------------------
the plan year ending September 30, 1999 shall be paid in December 1999. If the Effective Date is after October 31, 1999, then additional bonuses shall be paid on the Effective Date on a pro rata basis to the participants in the Team Incentive Plan based upon Community Federal Bank's income, before income taxes, from October 1, 1999 through and including the last day of the calendar month immediately preceding the Effective Date. The aggregate pro rata bonuses shall not exceed the amount accrued by Community Federal Bank as a liability in the ordinary course of business consistent with past practice. Following the payment of the above bonuses, the Team Incentive Plan shall be terminated.

   10.8 Directors' Retirement Plan. On the Effective Date, Robert R. Black, Sr.,
        --------------------------
Robert W. Reed, III and Michael R. Thomas shall be deemed to be Participants in Community Federal Bank's Directors' Retirement Plan entitled to receive, over a 10-year period in accordance with Sections 2.03 and 2.04 of the Directors' Retirement Plan, the amounts accrued by Community Federal Bank as a liability for such directors, as set forth on Schedule 10.8. All other current directors of Community Federal Bank are currently Participants in the Directors' Retirement Plan and shall receive their benefits over a 10-year period pursuant to Article 2 of the Directors' Retirement Plan. On the Effective Date, the Directors' Retirement Plan shall be terminated, provided that such termination shall not affect the rights or benefits to which a director is entitled under the Directors' Retirement Plan or as set forth above.

    10.9  Notices.  Community  Federal  and  Community  Federal  Bank  shall  be
          -------
responsible for notifying their employees of the terms of this Agreement as it affects them and for complying with any applicable laws regarding such notices.

    10.10 Directors' and Officers' Liability Insurance Coverage. First M&F shall
          -----------------------------------------------------
maintain the existing directors' and officers' liability insurance policy of Community Federal and Community Federal Bank, respectively, covering persons who are currently covered by such insurance for a period of four (4) years after the Effective Date on terms generally no less favorable than those in effect on the date of this Agreement; provided, however, that First M&F may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date of this Agreement.

    10.11  Indemnification.  From and after the Effective Date through the third
           ---------------
anniversary of the Effective Date, First M&F shall indemnify and hold harmless each present and former director, officer and employee of Community Federal and Community Federal Bank determined as of the Effective Date (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent to which such Indemnified Parties were entitled under Delaware law and Community Federal's Certificate of Incorporation and Bylaws as in effect on the date hereof.

    Any Indemnified Party wishing to claim indemnification under this Section 10.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify First M&F, but the failure to so notify shall not relieve First M&F of any liability it may have to such Indemnified Party if such failure does not materially prejudice First M&F. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (i) First M&F shall have the right to assume the defense thereof and First M&F shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if First M&F elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between First M&F and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to First M&F, and First M&F shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) First M&F shall not be liable for any settlement effected without its prior written consent.

    In the event that First M&F or any of its  respective  successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 10.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties and his or her heirs or representatives.


                                   ARTICLE 11
                                    REMEDIES
                                    --------

    For purposes of this Agreement, any reference to First M&F in this Article 11 shall be deemed to include First M&F and M&F Bank and any reference to Community Federal in this Article 11 shall be deemed to include Community Federal and Community Federal Bank.

    11.1 Parties' Joint Remedies.  In the event  regulatory  authorities  impose
         -----------------------
requirements  that do not meet the  standards  for  termination  as set forth in
Section 8.1b, then the Parties agree to amend this Agreement to conform to such regulatory requirements, and specific performance shall be available as a remedy for this purpose.

    11.2  Community  Federal's  Remedies.  In the event First M&F breaches  this
          ------------------------------
Agreement, then Community Federal shall give First M&F notice of the breach, and First M&F shall have fifteen (15) business days to cure the breach. If the breach by First M&F results in a termination of the Agreement, First M&F shall be liable for out-of-pocket costs incurred by Community Federal in connection with this Agreement and the transactions contemplated thereby, but First M&F shall not be liable for any other damages.

    11.3 First M&F's  Remedies.  In the event  Community  Federal  breaches this
         ---------------------
Agreement, then First M&F shall give Community Federal notice of the breach, and Community Federal shall have fifteen (15) business days to cure the breach. If the breach by Community Federal results in a termination of the Agreement, Community Federal shall be liable for out-of-pocket costs incurred by First M&F in connection with this Agreement and the transactions contemplated thereby, but Community Federal shall not be liable for any other damages.

    11.4  Attorney  Fees.  Each Party  shall bear its own  attorney  fees except
          --------------
attorney fees may be awarded by the presiding judge if the trier of fact finds that the other Party has committed fraud against the other Party.

                                   ARTICLE 12
                                   TERMINATION
                                   -----------

    12.1 Termination.  This Agreement may be terminated,  either before or after
         -----------
approval by the stockholders of Community Federal and Community Federal Bank as follows:

     a. Mutual Consent.  At any time on or prior to the Effective Date, by the
        --------------
    mutual consent in writing of a majority of the members of each of the Board of Directors of the Parties hereto;

     b. Expiration of Time. By the Board of Directors of First M&F in writing or
        ------------------
    by the Board of Directors of Community Federal in writing, if the Merger shall have not become effective on or before March 31, 2000, unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it on or prior to the Effective Date;

     c. Breach of Representation,  Warranty or Covenant. By either Party hereto,
        -----------------------------------------------
    in the event of a breach by the other Party (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching Party, which in either case cannot be or is not cured within sixty (60) days after written notice of such breach is given to the Party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching Party's performance of this Agreement;

     d. Regulatory Approval.  By either Party hereto, at any time after the FRB,
        -------------------
    FDIC, or MDBCF has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run;

     e. Shareholder Approval.  By either Party hereto, if the Merger is not
        --------------------
    approved by the required vote of shareholders of Community Federal or by the required vote of the shareholders of First M&F;

     f. Dissenters.  By First M&F, if holders of twenty percent (20%) or more of
        ----------
    the outstanding Community Federal Common Stock exercise statutory appraisal rights pursuant to Section 262 of the DGCL; and

     g. Market  Price.  By the Board of Directors of  Community  Federal,  if it
        -------------
    determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two (2) days after the Determination Date (as defined below), if the Average Market Price (as defined below) shall be less than $26.00; subject, however, to the following three sentences. If Community Federal refuses to consummate the Merger pursuant to this Section 12.1g, it shall give prompt written notice thereof to First M&F; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, First M&F shall have the option to elect to increase the stock portion of the Exchange Ratio to equal the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing 7.423 by the Average Market Price. If First M&F makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Community Federal of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 12.1g and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 12.1g.

     "Determination Date" means the later of the date on which (i) the approval of the federal regulatory authority having jurisdiction over the Merger to the Merger shall be received or (ii) the Community Federal and First M&F stockholders approve the Merger.

     The "Average Market Price" of the First M&F Common Stock shall be the average of the closing per share trading prices of First M&F Common Stock as reported by the NASDAQ National Market System (adjusted for any stock split or similar transaction) on the last ten (10) consecutive trading days ending on the third business day prior to the Determination Date.

                                   ARTICLE 13
                                  MISCELLANEOUS
                                  -------------

    13.1 Entire Agreement.  This Agreement embodies the entire  understanding of
         ----------------
the Parties in relation to the subject matter herein and supersedes all prior understandings or agreements, oral or written, between the Parties hereto.

    13.2 Effect of Termination or Consummation; Survival.
         -----------------------------------------------

      a. Upon termination of this Agreement pursuant to Article 12, the Merger Agreement shall also terminate, and this Agreement and the Merger Agreement shall be void and of no effect, and there shall be no liability by reason of this Agreement or the Merger Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of an intentional breach of any representation, warranty or covenant in this Agreement prior to the date of termination, except if such breach was required by law or by any bank or bank holding company regulatory authority.

      b. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Date. Each Party hereby agrees that its sole right and remedy with respect to any breach of a representation or warranty or covenant by the other Party prior to the Closing Date shall be not to close the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Article 8 hereof; provided, however, that the foregoing shall not be deemed to be a waiver of any claim for an intentional breach of a representation, warranty or covenant or for fraud except if such breach is required by law or by any bank or bank holding company regulatory authority. Each covenant of the Parties to be performed after the Effective Date shall survive the Effective Date and may be enforced by the person or persons in whose favor it runs.

    13.3 Headings.  The headings and subheadings in this  Agreement,  except the
         --------
terms identified for definition in Article 1 and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

    13.4  Duplicate  Originals.  This Agreement may be executed in any number of
          --------------------
duplicate originals, any one of which when fully executed by all Parties shall be deemed to be an original without having to account for the other originals.

    13.5 Governing Law.  This Agreement and the rights and obligations
         -------------
hereunder shall be governed and construed by the laws of the State of Mississippi.

    13.6 Successors;  No Third Party Beneficiaries.  All terms and conditions of
         -----------------------------------------
this Agreement shall be binding on the successors and assigns of Community Federal and First M&F. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than Community Federal and First M&F any legal or equitable right, remedy or claim under or in respect of this
Agreement or any provisions contained herein, it being the intention of the Parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of Community Federal and First M&F and for the benefit of no other person.

    13.7  Modification;  Assignment.  No amendment or other  modification of any
          -------------------------
part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of all of the Parties hereto. This Agreement may not be assigned without the express written consent of both Parties.

    13.8  Notice.  Any  notice,  request,  demand,  consent,  approval  or other
          ------
communication to any Party hereof shall be effective when received and shall be given in writing, and delivered in person against receipt thereof, or sent by certified mail, postage prepaid or courier service at its address set forth below or at such other address as it shall hereafter furnish in writing to the others. All such notices and other communications shall be deemed given on the date received by the addressee or its agent.

                                Community Federal
                                -----------------
                  Community Federal Bancorp, Inc.
                  333 Court Street
                  Tupelo, MS 38802
                  Attn: H. Lewis Whitfield
                  Fax Number: (601) 842-3187

                  Copy to:   John P. Soukenik, Esq.
                             Elias, Matz, Tiernan & Herrick L.L.P.
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                             Fax Number: (202) 347-2172

                                    First M&F
                                    ---------
                  First M&F Corporation
                  221 E. Washington
                  Kosciusko, MS 39090
                  Attn: Scott M. Wiggers
                  Fax Number: (601) 289-7753

                  Copy to:   Craig N. Landrum, Esq.
                             Watkins Ludlam Winter & Stennis, P.A.
                             633 N. State Street
                             Jackson, MS 39202
                             Fax Number: (601) 949-4804

    13.9  Waiver.  Community  Federal and First M&F may waive  their  respective
          ------
rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of Community Federal or First M&F to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by Community Federal or First M&F under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

    13.10 Costs,  Fees and Expenses.  Each Party hereto agrees to pay all costs,
          -------------------------
fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants, financial advisors and counsel. First M&F will be responsible for preparing the applications, regulatory filings and Registration Statement necessary to obtain approval of the Merger and the issuance of the First M&F Common Stock. Community Federal will be responsible for the cost of its (and Community Federal Bank's) accountants and legal counsel and will bear all costs related to conducting its stockholders' meetings and obtaining stockholders' approval of the Merger.

    13.11 Press  Releases.  Community  Federal and First M&F shall  consult with
          ---------------
each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit First M&F, following notification to Community Federal, from making any disclosures which its counsel deems necessary to conform with requirements of law or the rules of the National Association of Securities Dealers Automated Quotation System.

    13.12  Severability.  If any  provision  of this  Agreement  is  invalid  or
           ------------
unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.

    13.13 Mutual Covenant of Best Efforts and Good Faith.  The Parties  mutually
          ----------------------------------------------
covenant and agree with each other that they will use their best efforts to consummate the transactions herein contemplated and that they will act and deal with each other in good faith as to this Agreement and all matters arising from or related to it.

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                             COMMUNITY FEDERAL BANCORP, INC.


                                          By:________________________________
                                          Name:
                                          Title:

Attest:

________________________________


                                             FIRST M&F CORPORATION


                                          By:________________________________
                                          Name:
                                          Title:
Attest:

________________________________


                                             COMMUNITY FEDERAL BANK


                                          By:________________________________
                                          Name:
                                          Title:
Attest:

________________________________


                                             MERCHANTS & FARMERS BANK


                                          By: _______________________________
                                          Name:
                                          Title:
Attest:

________________________________

                                    EXHIBIT A

                                MERGER AGREEMENT
                                ----------------

    This Merger Agreement is made and entered into as of the 8th day of July, 1999, between First M&F Corporation, Kosciusko, Mississippi, a Mississippi corporation ("First M&F") and Community Federal Bancorp, Inc., Tupelo, Mississippi, a Delaware corporation ("Community Federal") (the
"Merger Agreement").

                              W I T N E S S E T H:

    WHEREAS, First M&F and Community Federal (collectively, the "Constituent Corporations") and their respective Boards of Directors deem it advisable that Community Federal be merged into First M&F (the "Merger") pursuant to the provisions of the Mississippi Business Corporation Act and the Delaware General Corporation Law, and upon the terms and conditions hereinafter set forth and in the Plan (as defined below); and

    WHEREAS, the Constituent Corporations have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Plan") (the defined terms in which are used herein as defined therein) setting forth certain representations, warranties, covenants and conditions relating to the Merger;

    NOW THEREFORE, the Constituent Corporations hereby make, adopt and approve this Merger Agreement and prescribe the terms and conditions of the Merger and the mode of carrying the Merger into effect as follows:

                                   ARTICLE ONE

                                   The Merger
                                   ----------

    Upon the terms and subject to the conditions hereinafter set forth, on the Effective Date (as defined in Article Two hereof) Community Federal shall be merged with and into First M&F and the separate existence of Community Federal shall cease.

                                   ARTICLE TWO

                             Effective Date and Time
                             -----------------------

    The Merger shall be effective as of the date and time stated in Articles of Merger filed in the office of the Secretary of State of the State of Mississippi and the Certificate of Merger filed in the office of the Secretary of State of Delaware, such date to be determined by the resolution of the Board of Directors of First M&F (such time and date being herein referred to as the "Effective Time" and the "Effective Date," respectively).

                                  ARTICLE THREE

                      Conversion and Cancellation of Shares
                      -------------------------------------

    On the Effective Date, each share of the common stock, $5.00 par value, of First M&F ("First M&F Common Stock") issued and outstanding immediately prior to the Effective Date shall remain outstanding and shall represent one share of Common Stock, $5.00 par value, of First M&F.

    On the Effective Date, each share of common stock, $.01 par value, of Community Federal ("Community Federal Common Stock") issued and outstanding immediately prior to the Effective Date, other than shares of Community Federal Common Stock owned by shareholders who pursuant to Section 262 of the Delaware General Corporation Law perfect appraisal rights, shall by virtue of the Merger be converted into (i) .2855 shares of First M&F Common Stock, subject to adjustment as set forth in Section 12.1g, and (ii) the right to receive $8.8457 in cash (the "Exchange Ratio"). On the Effective Date, all shares of Community Federal Common Stock held in treasury will be canceled and terminated and will not be converted into shares of First M&F Common Stock.

    The Exchange Ratio is subject to adjustment as set forth in the Plan.

    The exchange of certificates representing First M&F Common Stock for certificates formerly representing Community Federal Common Stock shall be effected as provided in the Plan. No fractional shares of First M&F Common Stock representing such fractional shares will be issued to the holders of Community Federal Common Stock. Instead, a shareholder otherwise entitled to receive such fractional shares shall be entitled to a cash payment (without interest) as provided in the Plan.

                                  ARTICLE FOUR

                                Effects of Merger
                                -----------------

    The Merger shall have the effects set forth in Miss. Code Ann. Section 79-4-11.06 and Section 252 of the Delaware General Corporation Law.

    The Articles of Incorporation and Bylaws of First M&F shall be the Articles of Incorporation and Bylaws of the merged corporation following the Effective Date of the Merger, unless and until the same shall be amended in accordance with the provisions hereof and the Act. The members of the Board of Directors and Officers of First M&F shall be the Board of Directors and Officers of the merged corporation until their respective successors are elected and qualified. The shares of common stock of First M&F as the surviving corporation outstanding immediately prior to the Effective Date of the Merger shall remain outstanding.

                                  ARTICLE FIVE

                                  Miscellaneous
                                  -------------

    The obligations of the Constituent Corporations to effect the Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Merger Agreement may be terminated (a) by the mutual agreement of the Boards of Directors of the Constituent Corporations or (b) pursuant to the terms and provisions of the Plan.

    IN WITNESS WHEREOF, the Parties hereto have caused this Merger Agreement to be executed by their duly authorized representatives as of the date first above written.

                                             COMMUNITY FEDERAL BANCORP, INC.


                                          By:________________________________
                                          Name:
                                          Title:

Attest:

________________________________


                                             FIRST M&F CORPORATION


                                          By:________________________________
                                          Name:
                                          Title:
Attest:

________________________________

                                    EXHIBIT B

                           FORM OF AFFILIATE AGREEMENT



First M&F Corporation
221 E. Washington
Kosciusko, Mississippi  39090

Gentlemen:

      I, the undersigned director, executive officer or significant stockholder of Community Federal Bancorp, Inc. ("Community Federal") Tupelo, Mississippi, acknowledge and understand that, as an affiliate of Community Federal, Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), restricts my ability to sell, pledge, transfer or otherwise dispose of the shares of First M&F Corporation ("First M&F") common stock to be issued to me in the Agreement and Plan of Merger ("Merger") between First M&F and Community Federal, unless the requirements of Rule 145(d) are satisfied or the sale, transfer or disposition is otherwise in compliance with the Act.

      On the basis of the foregoing, and in consideration of the delivery to me of the First M&F common stock into which my Community Federal common stock will be converted, I agree that:

      1. I expressly agree to the placement of a restrictive legend on any and all certificates for shares of First M&F common stock received pursuant to the Merger to the effect that the shares were received in a transaction to which Rule 145 applies, as follows:

               "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred, pledged or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except in accordance with the requirements of the Act and the other conditions specified in that certain Affiliates Agreement dated as of _____________, 1999 between the issuer and the shareholder, a copy of which Agreement will be furnished, without charge, by First M&F Corporation to the holder of this certificate upon written request therefor."

      2. I agree to be bound by the terms of this letter until the expiration of the time period set forth in Rule 145(d)(2) or (3), whichever may apply.

                                                Sincerely,



                                                _____________________________
                                                Title:

                                        Date:________________________________

Accepted and agreed to:
FIRST M&F CORPORATION
By:_____________________________
Title:__________________________


Number of Community Federal Shares owned:

                                    EXHIBIT C

                            NON-COMPETITION AGREEMENT


       This Non-Competition Agreement (this "Agreement") is made and entered into this ____ day of July 1999, by and among James F. Ingram ("Executive") and Merchants & Farmers Bank, a bank chartered under the laws of the State of Mississippi (the "Bank").

                           WITNESSETH THAT:


       WHEREAS, the Agreement and Plan of Merger (the "Plan") dated as of the date hereof between First M&F Corporation (the "Corporation"), the Bank, Community Federal Bancorp, Inc. ("Community Bancorp") and Community Federal Bank ("Community Bank") provides that Community Bancorp will be merged into the Corporation and that Community Bank will be merged into the Bank (the "Merger");

       WHEREAS, the Executive is the Chief Executive Officer of each of Community Bancorp and Community Bank;

       WHEREAS, the personal involvement of the Executive with Community Bancorp and Community Bank has added value to Community Bancorp and Community Bank;

       WHEREAS, this Agreement is an essential component of the Plan necessary to achieve the objectives of the transactions described in the Plan, and Section 8.3d of the Plan contemplates that the Executive will enter into this Agreement as a condition to the obligations of the Corporation and the Bank to consummate the transactions described therein;

       NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

       1.      EFFECTIVE DATE.  The "Effective Date" of this Agreement shall be
               --------------
the date on which the Effective Date (as defined in the Plan) occurs.

       2.      CONSIDERATION.  The Bank shall pay to the Executive on the
               -------------
Effective Date a lump sum cash amount of $75,000.

       3.      NON-COMPETITION.
               ---------------
        (a) The Executive hereby agrees that from the Effective Date until three years after he ceases to be a director of, or a consultant to, either the Corporation or the Bank, the Executive will not (i) engage in the banking or financial services business other than on behalf of the Corporation or the Bank or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting service in any capacity to any firm, corporation or other entity (other than the Corporation or the Bank or their affiliates) engaged in the banking or financial services business in the Market Area, or

(iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer or member of the respective Board of Directors of the Corporation or the Bank or any of their affiliates to engage in any action prohibited under (i) or (ii) of this Section 2(a); provided that the ownership by the Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in Section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of the Executive's obligations under this Section 2(a).

        (b) The Executive acknowledges and agrees that irreparable injury will result to the Bank in the event of a breach of any of the provisions of this Section 2 (the "Designated Provisions") and that the Bank will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy the Bank may have, the Bank shall be entitled to the entry of a preliminary and permanent injunction to restrain the violation or breach thereof by the Executive or any affiliates, agents or any other persons acting for or with the Executive in any capacity whatsoever.

        (c) It is the desire and intent of the parties that the provisions of this Section 2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 2 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 2 shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Bank, to the fullest extent permitted by applicable law, the benefits intended by this Section 2.

        (d)   As used herein, "Market Area" shall mean the State of Mississippi.

       4.     NOTICES.  All notices, consents , waivers or other communications
              -------
which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to the Corporation or the Bank:

       Merchants and Farmers Bank
       221 E. Washington
       Kosciusko, Mississippi 39090

       Attention:     Hugh S. Potts, Jr.
                      Chairman and CEO

If to the Executive:

       James F. Ingram
       1007 Valley Road
       Tupelo, Mississippi 38801

All such notices shall be deemed to have been given on the date delivered, transmitted or mailed in the manner provided above.

       5.      ASSIGNMENT. Neither party may assign this Agreement or any rights
               ----------
or obligations hereunder without the consent of the other party.

       6.      GOVERNING LAW. This Agreement shall be governed by, construed and
               -------------
enforced in accordance with the laws of the State of Mississippi, without giving effect to the principles of conflict of law thereof. The parties hereby designate Lee County, Mississippi, to be proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Mississippi. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to the Agreement or the transactions contemplated thereby brought in the courts aforesaid.

       7.      ENTIRE AGREEMENT.  This Agreement constitutes the entire
               ----------------
understanding between the Bank and the Executive relating to the subject matter hereof. Neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

       8.      SEVERABILITY.  If any provision or provisions of this Agreement
               ------------
shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

        (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

        (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       9.      ARBITRATION.  Subject to the right of each party to seek specific
               -----------
performance (which right shall not be subject to arbitration), if a dispute arises out of this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise, all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in any District Court in Mississippi. In the event of any arbitration, each party shall have a reasonable right to conduct discovery after the date of the Arbitration Notice to the same extent permitted under Mississippi law for matters involving contractual disputes. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

       10.     AFFILIATION.  A company will be deemed to be "affiliated" with
               -----------
the Corporation, the Bank, Community Bancorp or Community Bank according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

       11.     HEADINGS.  The section headings herein have been inserted for
               --------
convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

       IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                             MERCHANTS & FARMERS BANK




Attest:____________________________          By:______________________________
                                                Hugh S. Potts, Jr.
                                                Chairman and CEO






                                             EXECUTIVE




Attest:____________________________          By:______________________________
                                                James F. Ingram

                            NON-COMPETITION AGREEMENT


       This Non-Competition Agreement (this "Agreement") is made and entered into this ____ day of July 1999, by and among Lewis Whitfield ("Executive") and Merchants & Farmers Bank, a bank chartered under the laws of the State of Mississippi (the "Bank").

                           WITNESSETH THAT:


       WHEREAS, the Agreement and Plan of Merger (the "Plan") dated as of the date hereof between First M&F Corporation (the "Corporation"), the Bank, Community Federal Bancorp, Inc. ("Community Bancorp") and Community Federal Bank ("Community Bank") provides that Community Bancorp will be merged into the Corporation and that Community Bank will be merged into the Bank (the "Merger");

       WHEREAS, the Executive is the President of each of Community Bancorp and Community Bank;

       WHEREAS, the personal involvement of the Executive with Community Bancorp and Community Bank has added value to Community Bancorp and Community Bank;

       WHEREAS, this Agreement is an essential component of the Plan necessary to achieve the objectives of the transactions described in the Plan, and Section 8.3d of the Plan contemplates that the Executive will enter into this Agreement as a condition to the obligations of the Corporation and the Bank to consummate the transactions described therein;

       NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

       1.      EFFECTIVE DATE.  The "Effective Date" of this Agreement shall be
               --------------
the date on which the Effective Date (as defined in the Plan) occurs.

       2.      CONSIDERATION.  The Bank shall pay to the Executive on the
               -------------
Effective Date a lump sum cash amount of $75,000.

       3.      NON-COMPETITION.
               ---------------
        (a) The Executive hereby agrees that from the Effective Date until three years after he ceases to be an employee of either the Corporation or the Bank, the Executive will not (i) engage in the banking or financial services business other than on behalf of the Corporation or the Bank or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting service in any capacity to any firm, corporation or other entity (other than the Corporation or the Bank or their affiliates) engaged in the banking or financial services business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer or member of the respective Board of Directors of the Corporation or the Bank or any of their affiliates to engage in any action prohibited under (i) or (ii) of this Section 2(a); provided that the ownership by the Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in
Section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of the Executive's obligations under this Section 2(a).

        (b) The Executive acknowledges and agrees that irreparable injury will result to the Bank in the event of a breach of any of the provisions of this Section 2 (the "Designated Provisions") and that the Bank will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy the Bank may have, the Bank shall be entitled to the entry of a preliminary and permanent injunction to restrain the violation or breach thereof by the Executive or any affiliates, agents or any other persons acting for or with the Executive in any capacity whatsoever.

        (c) It is the desire and intent of the parties that the provisions of this Section 2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 2 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 2 shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Bank, to the fullest extent permitted by applicable law, the benefits intended by this Section 2.

        (d)   As used herein, "Market Area" shall mean the State of Mississippi.

       4.      NOTICES.  All notices, consents , waivers or other communications
               -------
which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to the Corporation or the Bank:

       Merchants and Farmers Bank
       221 E. Washington
       Kosciusko, Mississippi 39090

       Attention:     Hugh S. Potts, Jr.
                      Chairman and CEO

If to the Executive:

       Lewis Whitfield
       706 Clift Road
       Tupelo, Mississippi 38801

All such notices shall be deemed to have been given on the date delivered, transmitted or mailed in the manner provided above.

       5.      ASSIGNMENT. Neither party may assign this Agreement or any rights
               ----------
or obligations hereunder without the consent of the other party.

       6.      GOVERNING LAW. This Agreement shall be governed by, construed and
               -------------
enforced in accordance with the laws of the State of Mississippi, without giving effect to the principles of conflict of law thereof. The parties hereby designate Lee County, Mississippi, to be proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Mississippi. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to the Agreement or the transactions contemplated thereby brought in the courts aforesaid.

       7.      ENTIRE AGREEMENT.  This Agreement constitutes the entire
               ----------------
understanding between the Bank and the Executive relating to the subject matter hereof. Neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

       8.      SEVERABILITY.  If any provision or provisions of this Agreement
               ------------
shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

        (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

        (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       9.      ARBITRATION.  Subject to the right of each party to seek specific
               -----------
performance (which right shall not be subject to arbitration), if a dispute arises out of this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise, all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in any District Court in Mississippi. In the event of any arbitration, each party shall have a reasonable right to conduct discovery after the date of the Arbitration Notice to the same extent permitted under Mississippi law for matters involving contractual disputes. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

       10.     AFFILIATION. A company will be deemed to be "affiliated" with the
               -----------
Corporation, the Bank, Community Bancorp or Community Bank according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

       11.     HEADINGS.  The section headings herein have been inserted for
               --------
convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

       IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                             MERCHANTS & FARMERS BANK



Attest:______________________________        By:______________________________
                                                Hugh S. Potts, Jr.
                                                Chairman and CEO


                                             EXECUTIVE



Attest:______________________________        By:______________________________
                                                Lewis Whitfield

                                    EXHIBIT D

                              CONSULTING AGREEMENT


       This Consulting Agreement ("Consulting Agreement") is dated as of the ______ day of _______ 1999 by and between First M&F Corporation (the "Company") and James F. Ingram (the "Consultant").


                                   WITNESSETH:


       WHEREAS, the Company desires to have the Consultant provide, and the Consultant is willing to provide the Company with, the consulting services described below on the terms and conditions set forth herein;

       WHEREAS, the Board of Directors of the Company is of the opinion that the consulting services of the Consultant will be of substantial value to the Company; and

       WHEREAS, to retain such Consultant's services, the Company and the Consultant have agreed to enter into this Agreement;

       NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

       1.      CONSULTANCY.

       (a) Subject to the provisions of Section 1(e), below, the parties hereto agree that, during the two-year period immediately following the date hereof ("Consulting Period"), the Consultant undertakes to provide his personal advice and counsel to the Company and its subsidiaries in connection with the business of the Company and its subsidiaries, including consulting with the Company regarding the operations and customer relationships of the Company and providing introductions to customers (herein referred to as the "Consulting Services"), subject to the terms and conditions which are set forth herein.

        (i) In no event shall the Consultant be required to provide more than 80 hours of Consulting Services in any calendar month during the Consulting Period.

        (ii) The Consultant shall provide such Consulting Services commensurate with the Consultant's prior experience as may be reasonably requested by the Chief Executive Officer of the Company from time to time and at mutually agreeable times. Such Consulting Services may be provided in person, telephonically, electronically or by correspondence.

        (iii) The Consultant shall not be required to provide Consulting Services outside a 50 mile radius of Tupelo, Mississippi.

       (b) In consideration of the Consultant's agreement to provide Consulting Services hereunder, during the Consulting Period, the Company shall, or shall cause one of its subsidiaries to (i) pay the Consultant consulting fees at the rate of $75,000 per annum, payable in monthly installments on the last business day of each month during such Consulting Period; (ii) provide life and health insurance coverage substantially identical to the coverage provided by Merchants & Farmers Bank to its employees; (iii) pay the country club dues for the Consultant's current membership; and (iv) provide the Consultant with the continued use of the car that Community Federal had provided to him immediately prior hereto, plus the cost of gasoline, insurance, repairs and maintenance with respect to such car.

       (c) The Company shall reimburse the Consultant or otherwise provide for or pay for all reasonable expenses incurred by the Consultant at the request of the Company, subject to such reasonable documentation as may be established by the Board of Directors of the Company. If such expenses are paid in the first instance by the Consultant, the Company shall reimburse the Consultant therefor.

       (d) During the Consulting Period, the Consultant shall be treated as an independent contractor and shall not be deemed to be an employee of the Company or any other affiliate of the Company. However, all payments to be made to the Consultant hereunder shall be subject to withholding of such amounts, if any, relating to income tax and other payroll deductions as may be required by law or regulation during the Consulting Period.

       (e) If the Consultant (x) shall become disabled or incapacitated to the extent that he is unable to perform his duties for a period of six (6) consecutive months in any twelve (12) month period or (y) has materially breached the terms of this Agreement, the Company may terminate the Consultant by written notice of termination provided to the Consultant. Thereafter, the Consultant shall be entitled to no further compensation or benefits under the terms of this Agreement. The consulting services of the Consultant shall automatically terminate by reason of the death of the Consultant and no notice of termination shall be required. After his death, the estate and family of the Consultant shall be entitled to no further compensation or benefits under the terms of this Agreement.

       2. PAYMENT OBLIGATION. Provided that the Consultant complies, in all material respects, with his obligations pursuant to Section 1(a) hereof, the Company's obligation to pay the Consultant benefits and payments provided in Sections 1(b) and 1(c) hereof during the term of this Agreement shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any purported termination of this Agreement (other than pursuant to Section 1(e) hereof), set-off, counterclaim, recoupment, defense or other right which the Company may have against the Consultant or anyone else, and each and every such payment made or benefit provided shall be final and the Company shall not seek to recover all or any part of any such payment or benefit from the Consultant or from whomsoever may be entitled thereto for any reason whatsoever.

       3. SUCCESSORS AND ASSIGNS. This Consulting Agreement will inure to the benefit of and be binding upon the Consultant and the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Consulting Agreement may not be assigned by any party hereto without the consent of the other party.

       4. NOTICES. Any communication to a party required or permitted under this Consulting Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five
(5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

       If to the Consultant:

       James F. Ingram
       1007 Valley Road
       Tupelo, Mississippi 38801


       If to the Company:

       Secretary
       First M&F Corporation
       221 E. Washington
       Kosciusko, Mississippi 39090

       5. ADMINISTRATIVE ASSISTANT. The Company agrees to provide the Consultant with access to an administrative assistant, reasonably acceptable to the Consultant, who will provide assistance to the Consultant in the performance of his duties hereunder.

       6. SEVERABILITY. A determination that any provision of this Consulting Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

       7. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Consulting Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

       8. COUNTERPARTS. This Consulting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Consulting Agreement.

       9. GOVERNING LAW. This Consulting Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi.

       10. HEADINGS. The headings of sections in this Consulting Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Consulting Agreement, unless otherwise stated.

       IN WITNESS WHEREOF, the Company and the Consultant have entered into this Consulting Agreement as of the day and year first above written.


                                             FIRST M&F CORPORATION



                                             By:______________________________
                                             Name:
                                             Title:___________________________


                                             CONSULTANT



                                             By:______________________________
                                               James F. Ingram